ERNST & YOUNG LLP       {}515 South Flower Street          {}Phone: 213 977 3200
                          Los Angeles, California 90071



                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Trustees of
Brandes International Fund

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "General Information" and to the use of our report dated December 4, 1996, in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A and related Prospectus and Statement of Additional Information of Brandes International Fund.



Ernst & Young LLP
Los Angeles, California
February 28, 1997